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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-4406) of our reports dated October 31, 1995, on our audit of the financial statements of EyeCorp, Inc. -- Baker Acquisition Practice; dated January 12, 1996, on our audit of the financial statements of the EyeCorp, Inc. -- Coleman Acquisition Practice; dated November 16, 1995, on our audit of the combined financial statements of EyeCorp, Inc. -- Eggleston Acquisition Practice; dated October 23, 1995, on our audit of the combined financial statements of the EyeCorp, Inc. -- Gordon Acquisition Practice; dated October 20, 1995, on our audits of the combined financial statements of the EyeCorp, Inc. -- Post Acquisition Practice; dated November 3, 1995, on our audit of the financial statements of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice; dated October 24, 1995, on our audit of the financial statements of the EyeCorp, Inc. -- Selected Acquisition Practices. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
August 9, 1996